DICKINSON WRIGHT PLLC                     500 WOODWARD AVENUE, SUITE 4000
                                          DETROIT, MICHIGAN  48226-3425
                                          TELEPHONE:  (313) 223-3500
                                          FACSMILE:  (313) 223-3598
                                          http://www.dickinson-wright.com

                                          THOMAS D. HAMMERSCHMIDT, JR.
                                          thammers@dickinson-wright.com
March 29, 1999                            (313) 223-3536



First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

      RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          DICKINSON WRIGHT PLLC

                                          by:  /s/Thomas D. Hammerschmidt, Jr.

                                          Thomas D. Hammerschmidt, Jr.

TDH/